EXHIBIT 4.13


      THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT
      REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

 Date:  September 25, 2001                           No. 2001-C-05

                        UNIVIEW TECHNOLOGIES CORPORATION
                             STOCK PURCHASE WARRANT

      This Warrant is issued for good and valuable consideration, receipt of which is hereby acknowledged, to Massive Capital, LLC (the "Holder") by uniView Technologies Corporation, a Texas corporation (the "Company").

      1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company Fifty Thousand (50,000) shares of par value $.80 Common Stock of the Company (the "Shares"), as adjusted pursuant to the provisions of this Warrant.

      2.   Exercise Price.    The exercise  price  for the  Shares  shall  be
 Thirty-two Dollars and No/100 ($32.00) per share. Such price shall be subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

      3. Exercise Period. This Warrant is exercisable at any time and from time to time and, except as provided below, shall remain so exercisable through September 5, 2004. This Warrant shall immediately terminate upon
 (a) the sale  of all  or substantially  all  the assets  of the  Company  or
 (b) the merger of the Company into or consolidation with any other entity in which at least 50% of the voting power of the Company is transferred. In the event of a transaction of the kind described above, the Company shall notify the Holder at least twenty (20) days prior to the consummation of such event or transaction.

      4. Restricted Stock; Registration. The shares of Common Stock of the Company purchased upon exercise of this Warrant ("Restricted Stock") or purchasable upon exercise of this Warrant ("Underlying Stock") shall not be transferable except upon the conditions stated below, which are intended to insure compliance with federal and state securities laws. The certificates representing these shares of stock, unless the same are registered prior to exercise of this Warrant, shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The securities have been acquired for investment and may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel satisfactory in form and substance to counsel for the Company that the transaction shall not result in a violation of state or federal securities laws."

      5. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise may be effected by:

                (i) the surrender of the Warrant, together with a duly executed copy of the form of exercise attached hereto, to the Secretary of the Company at its principal offices; and either

                (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased; or

                (iii) in lieu of purchasing the entire number of shares subject to purchase pursuant to the Warrant, the Holder may relinquish all or any part of the unexercised portion of the Warrant (such portion of the Warrant relinquished being hereinafter referred to as the "Relinquished Warrant") for a number of whole shares of Common Stock equal to the product of (i) the number of shares of Common Stock subject to the Relinquished Warrant and (ii) a fraction, the numerator of which is the excess of (A) the current Fair Market Value per share of Common Stock covered by the Relinquished Warrant over (B) the Exercise Price of such Relinquished Warrant, and the denominator of which is the then current Fair Market Value per share of such Common Stock.

      6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within 30 days of the delivery of the subscription notice.

      7. Reservation of Shares. The Company covenants that it will at all times, keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein, upon exercise of this Warrant. The Company further covenants that such Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

      8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

           (a) Subdivisions and Combinations. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock by split-up or otherwise, or combine its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

           (b) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Warrant.

      9. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant, and the number of shares of stock issued upon exercise of this Warrant shall be rounded to the nearest whole share.

      10. No Stockholder Rights. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

      11. Exchange of Warrant. Subject to any restriction upon transfer set forth in this Warrant, each Warrant may be exchanged for another Warrant or Warrants of like tenor and representing in the aggregate a like number of Warrants. Any Holder desiring to exchange a Warrant or Warrants shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the Warrant or Warrants to be so exchanged.

      12. Mutilated or Missing Warrants. In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity or bond, if requested, also reasonably satisfactory to the Company. An applicant for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

      13. Payment of Taxes. The Company will pay all taxes (other than any income taxes or other similar taxes), if any, attributable to the initial issuance of the Warrant and the issuance of the Shares upon the exercise of the Warrant, provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of the issuance or delivery of any Warrant, or the transfer thereof, and no such issuance, delivery or transfer shall be made unless and until the person requesting such issuance or transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that no such tax is payable or such tax has been paid.

      14. Warrant Register. The Warrants shall be numbered and shall be registered on the books of the Company (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

      15. Transfer of Warrants. The Warrants shall be transferable on the Warrant Register only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the Person entitled thereto. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any Person, unless the Holder of such Warrants shall furnish to the Company evidence of compliance with the Securities Act of 1933, as amended, and applicable state blue sky laws.

      16. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

      17. Amendments and Waivers. This Warrant may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument signed by the parties to be bound thereby. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

      18. Governing Law. This Warrant and the validity and enforceability hereof shall be governed by and construed and interpreted in accordance with the laws of the State of Texas without giving effect to conflict of laws rules or choice of laws rules thereof.

      IN WITNESS WHEREOF, the undersigned hereby executes this Stock Purchase Warrant as of the date first written above.

                               UNIVIEW TECHNOLOGIES CORPORATION


                               By: ______________________
                                   Patrick A. Custer, CEO

                            NOTICE OF EXERCISE


 To:  uniView Technologies Corporation (the "Company")


      (1) The undersigned ("Holder") hereby elects to exercise its rights to purchase __________________________ shares of the Common Stock of the Company (the "Securities") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

      (2) Please issue a certificate or certificates representing the Securities in the name of the undersigned Holder:


                  _______________________________
                              (Name)


                  _______________________________
                             (Address)


      (3) With respect to the Securities being purchased hereunder, the Holder makes, as of the date hereof, all of the representations and warranties set forth below:

           (a) Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended ("Securities Act").

           (b) Holder understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, Holder understands that, in the view of the Securities and Exchange
 Commission ("SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

           (c) Holder further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, Holder understands that the instruments or certificates evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

           (d) Holder is aware of the provisions of Rule 144, promulgated under the Securities Act, which in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: the availability of certain public information about the Company; the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

           (e) Holder further understands that at the time Holder wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Holder could be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

           (f) Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


 __________________________         ______________________________
      (Date)                        (Signature and Title)

                                    ______________________________
                                    (Name printed)